UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         NOVEMBER 10, 2000


                          SELECT COMFORT CORPORATION
          (Exact name of registrant as specified in its charter)


       MINNESOTA                     0-25121                  41-1597886
(State of Incorporation)     (Commission File Number)       (IRS Employer
                                                           Identification No.)


       6105 TRENTON LANE NORTH
       MINNEAPOLIS, MINNESOTA                                   55442
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code: (763) 551-7000





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On November 10, 2000, Select Comfort Corporation (the "Company" or the "Registrant") acquired substantially all of the business and assets of SleepTec, Inc., a Delaware corporation ("SleepTec"). SleepTec has been engaged in the business of manufacturing, selling and distributing innovative sofa sleepers with air supported sleep surfaces primarily in the United States. The Company intends to continue to devote the assets acquired from SleepTec in furtherance of such business. The assets of SleepTec acquired by the Registrant include certain manufacturing tools, equipment and supplies, inventories, intellectual property rights and contractual rights. The aggregate purchase price payable by the Company for the assets of SleepTec consists of (i) a non-interest-bearing subordinated convertible debenture in the original principal amount of $4,000,000, due November 10, 2005 and convertible at any time into shares of the Company's common stock at the rate of $5.50 per share of common stock; and (ii) $400,000 in cash. In addition, the Company agreed to fund approximately $250,000 in a combination of cash and equity (in the form of options to purchase shares of the Company's common stock) payments to current and former employees of SleepTec for transition services and severance compensation. The purchase price was determined through arm's-length negotiations between the Company and representatives of SleepTec based primarily upon the past and projected future stream of earnings of the SleepTec operations. The source of the funds used to pay the purchase price was cash on hand at the Company.

The Company is a minoruty shareholder in SleepTec. Affiliates of St. Paul Venture Capital, Inc. own a majority of the outstanding capital stock of SleepTec. Patrick A. Hopf, a director and the Chairman of the Board of Directors of the Company is the President of St. Paul Venture Capital, Inc. and a member of the Board of Directors of SleepTec.



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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        ------------------------------------------------------------------

a.      Financial statements of business acquired.
        -----------------------------------------

It is impracticable at this time to provide the financial statements for the most recent fiscal year of SleepTec. Such financial statements will be filed by amendment to this Form 8-K as soon as practicable, and not later than 60 days after the date that this Report is required to be filed.

b.      Pro forma financial information.
        -------------------------------

It is impracticable at this time to provide the required pro forma financial information. Such financial information will be filed by amendment to this Form 8-K as soon as practicable, and not later than 60 days after the date that this Report is required to be filed.

c.      Exhibits.
        --------

        2.1 Asset Purchase Agreement dated as of November 10, 2000, among SleepTec, Inc., St. Paul Venture Capital IV, LLC, St. Paul Venture Capital V, LLC, St. Paul Venture Capital VI, LLC and Select Comfort Corporation. Omitted from this Agreement, as filed, are the exhibits and schedules listed in the index of the exhibits and schedules at the end of the Agreement. The Registrant will furnish supplementally a copy of any such omitted exhibits to the Commission upon request.

        4.1 Convertible Subordinated Debenture dated as of November 10, 2000, before Select Comfort Corporation and SleepTec, Inc.



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                                   SIGNATURES
                                   ----------
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SELECT COMFORT CORPORATION
                                       (Registrant)


Dated:  November 22, 2000              By /s/ Mark A. Kimball
                                         ---------------------------------------

                                       Title: Senior Vice President
                                             -----------------------------------








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